Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-228479 and 333-278438) on Form S-3 and the Registration Statements (Nos. 333-02631, 333-167721, 333-237428 and 333-273227) on Form S-8 of ImmuCell Corporation of our report dated March 28, 2025, relating to the financial statements of ImmuCell Corporation, appearing in this Annual Report on Form 10-K of ImmuCell Corporation for the years ended December 31, 2024 and 2023.

/s/ WIPFLI LLP

Radnor, Pennsylvania
March 28, 2025